9498/12/9025418.v3 EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of August 2, 2023 (the “Effective Date”) and is entered into by and between Carolina Martinez, residing at 2907 W. San Isidro St., Tampa, FL 33629 (the “Executive”) and Better Choice Company, Inc., a Delaware Corporation, with its principal place of business at 12400 Race Track Road, Tampa, Florida 33626 (the “Company”). The Company and Executive shall be referred to herein as the “Parties.” RECITALS WHEREAS, the Company desires to employ Executive as its Chief Financial Officer, and Executive desires to be employed by the Company as its Chief Financial Officer; and WHEREAS, the Company and Executive desire to state in writing the terms and conditions of their agreement and understandings with respect to the employment of Executive on and after the Effective Date. NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows: ARTICLE I. SERVICES TO BE PROVIDED BY EXECUTIVE A. Position and Responsibilities. Executive shall serve in the position of Chief Financial Officer effective August 7, 2023 and shall perform services for the Company as requested by the Board of Directors (the “Board”) or as needed to perform Executive’s job. The duties of the Executive shall be those duties which can reasonably be expected to be performed by a person in such a position. At all times during the Term (as defined below), the Executive shall report exclusively to, and be subject to the direction and supervision of, the Chief Executive Officer of the Company (the “CEO”). B. Performance. (i) Executive’s principal place of employment shall be from your home in Florida although travel to the Company’s Florida office or other business travel will be required and it’s expected that the Executive be physically in one of the Company’s sites at least twice per month. (ii) During Executive’s employment with the Company, Executive shall devote Executive’s full time, energy, skill and reasonable best efforts as is necessary to the performance of Executive’s duties hereunder in a manner that will faithfully and diligently further the business and interests of the Company, and shall exercise reasonable best efforts to perform Executive’s duties in a diligent, trustworthy, good faith and business-like manner, all for the purpose of advancing the business of the Company. Notwithstanding the above, with prior written notice and consent of the Board, Executive may engage in outside DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

2 9498/12/9025418.v3 activities that do not materially interfere with or create an actual or potential conflict with Employee’s duties hereunder or create a business or fiduciary conflict. (iii) Executive shall, at all times, act in a manner consistent with Executive’s position and comply with Company policies. Executive acknowledges that the Company is publicly-held and, as a result, has implemented inside information policies designed to preclude its employees and others affiliated with the Company from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company and its subsidiaries or any third party. Executive shall promptly execute any agreements distributed by the Company to its employees requiring such employees to abide by its inside information policies and other policies as may be required. ARTICLE II. COMPENSATION FOR SERVICES As compensation for all services Executive will perform under this Agreement, the Company will pay Executive, and Executive shall accept as full compensation, the following: A. Base Salary. The Company shall pay the Executive an annual base salary of Two Hundred Forty Thousand Dollars ($240,000) (“Base Salary”). The Company shall pay the Base Salary in accordance with the normal payroll policies of the Company and subject to required withholdings. The Executive’s Base Salary will be reviewed by the Board on an annual basis and the Board may, but shall not be required to, increase the Executive’s salary during Executive’s employment. B. Bonus. Executive also may be eligible to receive annual performance bonuses (each, a “Performance Bonus”), as may be in effect from time to time in the discretion of the Board, for each calendar year of employment, based on the extent to which performance criteria/financial results for the applicable year have been met, which Performance Bonuses are expected to be paid on or before March 15th of the year following the year to which such Performance Bonus relates. The Executive’s target bonus shall be forty percent (40%) of the Executive’s Base Salary. Executive’s bonus shall be payable fifty percent (50%) in cash and fifty percent (50%) in shares of common stock of the Company (the “Common Stock”) (with the number of shares of common stock to be issued to Executive determined by dividing the amount of such bonus payable in common stock by the VWAP (as defined below) and such stock vesting on the anniversary date of the grant in each of the following three years. In the initial year of employment, Executive’s bonus eligibility shall be pro-rated based on the number of months worked in the year. Notwithstanding the foregoing, to be eligible to receive the Performance Bonus for a calendar year, the Executive must remain employed through the payment date of such bonus. All performance/financial criteria shall be established reasonably and in good faith by the Board, after consultation with the Executive, on an annual basis. The evaluation of the Company’s performance, as measured by the applicable performance criteria and the awarding of any bonuses shall be determined reasonably and in good faith by the Board. DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

3 9498/12/9025418.v3 For purposes of this Agreement, “VWAP” means for any date, the price of a share of Common Stock determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, the volume weighted average price of the Common Stock for the thirty (30) trading days immediately preceding such date on such trading market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P., (b) if the Common Stock is then listed or quoted on OTCQB or OTCQX, the volume weighted average price of the Common Stock for thirty (30) trading days immediately preceding such date on OTCQB or OTCQX, as applicable, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company. C. Equity Compensation. Subject to the approval of the Company’s Board of Directors, the Company shall issue and grant to Executive, on or about the Effective Date, an option to purchase two hundred thousand (200,000) shares of Common Stock at an exercise price of $0.35 per share (the “Options”). The Options shall be subject to the terms and conditions of the Company’s equity incentive plan (the “Incentive Plan”) and an award agreement that shall provide, among other things, that, the Options shall vest annual in equal installments over a three-year period. In the event of a conflict between this Section C and the terms and conditions of the Incentive Plan and the applicable award agreement, the Incentive Plan and applicable award agreement shall govern. The Executive may be eligible to receive additional equity awards, granted under the Incentive Plan, as the Company may, in its sole discretion, determine appropriate. D. Other Expenses. The Company agrees that, during Executive’s employment, the Company will promptly reimburse Executive for out-of-pocket expenses reasonably incurred in connection with Executive’s performance of Executive’s services hereunder, upon the presentation by Executive of an itemized accounting of such expenditures, with supporting receipts, provided that Executive submits such expenses for reimbursement in compliance with the Company’s expense reimbursement policies. Reimbursement shall be in compliance with the Company’s expense reimbursement policies and, if applicable, Article V, Section I(ii). E. Paid Time Off/Benefits. Executive shall be eligible for six (6) weeks of vacation in accordance with the Company’s policy, as in effect from time to time and which shall accrue on a monthly basis (accrual shall be pro-rata in any partial year of employment). Such vacation and paid time off shall satisfy any safe and sick leave requirements under applicable state law (if any) and no other safe or sick leave shall be provided. Except as otherwise may be required by applicable state law, Executive may not carry over any accrued vacation or paid time off from year to year, and no such accrued vacation or paid time off shall be paid to Executive upon the termination of Executive’s employment for any reason. Executive shall be eligible to participate in other Company benefits, including any retirement, life, disability, accident or other insurance plans and/or medical and health plan that may be provided by the Company for employees pursuant to the terms of the applicable plan documents or Company policy. The Company may modify, amend or terminate any Company benefits at its sole discretion. DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

4 9498/12/9025418.v3 F. Indemnification. The Company agrees to indemnify, defend and hold harmless Executive to the maximum amount permitted by law against any losses, claims, damages, liabilities, fines, settlements, judgements and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) (collectively, “Losses”) related to any Proceeding (as defined below) to which Executive may become subject. Specifically, and not in limitation of the foregoing, the Company agrees to indemnify, defend and hold harmless Executive against any Losses related to any Proceeding to which Executive may become subject resulting from or arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any registration statement or prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated in any registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, or (iii) any violation by the Company arising under or related to compliance with any state or Federal securities law, including the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended. In this regard, the Company agrees that any registration statement or prospectus or any amendment thereof or supplement thereto filed on behalf Company will comply in all material respects with the requirements of any and all applicable securities laws. For purposes of this section, “Proceeding” means any threatened, pending, or completed action, suit or proceeding, or any inquiry, hearing or investigation, whether civil, criminal, administrative, investigative or other, in which Executive may be or may have been involved, including, without limitation, any threatened, pending, or completed action, suit or proceeding by or in the right of the Company. ARTICLE III. TERM; TERMINATION A. Term of Employment. This Agreement’s stated term will begin on the Effective Date and will remain in effect on an at-will basis until terminated as set forth below (the “Term”). B. Termination. (i) Death. Executive’s employment hereunder shall terminate upon Executive’s death. (ii) Disability. The Company may terminate the Executive’s employment if Executive becomes subject to a Disability. For purposes of this Agreement, “Disability” means any injury, illness or incapacity which shall wholly or continuously disable Executive from performing the essential functions of Executive’s position, with or without a reasonable accommodation, for any continuous period of one-hundred eighty (180) days or intermittent period of one-hundred eighty (180) days in a rolling twelve (12) month period. In the event of termination due to Disability, the termination date shall be the date on which the Company provides Executive written notice of termination. (iii) Termination by Company for Cause. The Company may terminate Executive’s employment for Cause. For purposes of this Agreement, “Cause” means a DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

5 9498/12/9025418.v3 termination of employment because of: (a) Executive’s failure or refusal to perform the duties of Executive’s position in a manner causing material detriment to the Company; (b) Executive’s willful misconduct with regard to the Company or its business, assets or executives (including, without limitation, his gross negligence, fraud, embezzlement, intentional misrepresentation, misappropriation, conversion or other act of dishonesty with regard to the Company); (c) Executive’s commission of an act or acts constituting a felony or any crime involving fraud or dishonesty as determined in good faith by the Company; (d) Executive’s breach of a fiduciary duty owed to the Company; (e) any material breach of this Agreement or any other agreement with the Company; or (f) Disability; or (g) Death. With respect to sub-section (a) or (e), if the circumstances are curable, the Company shall give Executive written notice thereof which shall specify in reasonable detail the circumstances constituting Cause, and there shall only be no Cause with respect to any such circumstances if the circumstances giving rise to the written notice are cured by Executive within fifteen (15) days after such notice. In the event of Termination by Company for Cause, the termination date shall be the date on which the Company provides Executive written notice of termination unless the circumstances give rise to a cure period in which case the termination date shall be the date on which the Company provides a written notice of termination following the end of the cure period, provided the breach has not been cured. (iv) Termination by Executive without Good Reason. Executive may terminate employment at any time upon written notice, provided that Executive shall be required to provide the Company with at least ninety (90) days’ advance written notice. In the event of Termination by Executive without Good Reason, the Company may, in its sole discretion, shorten the notice period and determine the date of termination without any obligation to pay Executive any additional compensation other than the Accrued Obligations and without triggering a Termination by the Company Without Cause. If Company does not shorten the notice period, the notice may be working notice or pay in lieu of notice at the Company’s sole discretion. In the event of Termination by Executive without Good Reason, the termination date shall be thirty (30) days after Executive provides written notice to the Company or such earlier date as determined by the Company. (v) Termination by the Company without Cause. The Company may terminate Executive’s employment at any time, including upon a Change in Control, upon written notice; provided that the Company will be required to provide Executive at least thirty (30) days’ advance written notice of a termination without Cause. The notice may be working notice or pay in lieu of notice at the Company’s sole discretion. In the event of Termination by the Company without Cause, the termination date shall be thirty (30) days after the Company provides written notice to Executive. (vi) Termination by Executive for Good Reason. Executive may terminate employment for Good Reason or Good Reason Upon Change in Control. In such case, Executive shall give the Company written notice thereof within thirty (30) days following the first occurrence of such event, which notice shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances if cured by the Company within thirty (30) days after such notice or, if such event is not cured by the Company, Executive terminates employment with the Company no later than thirty (30) days following the conclusion of the Company’s cure DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

6 9498/12/9025418.v3 period. In the event of Termination by Executive for Good Reason, the termination date shall be the date that Executive provides notice following the end of the Company’s cure period, provided the Company has not cured the Good Reason occurrence and the notice is provided by Executive in the applicable thirty (30) day window. (a) For purposes of this Agreement, “Good Reason” means a termination of employment because of: (x) a materially adverse diminution in Executive’s role or responsibilities without Executive’s consent, provided that the Parties agree that it shall not be considered a diminution in Executive’s role or responsibilities if Executive continues serving in a C-suite position; or (y) any material breach of this Agreement by the Company or any other agreement with Executive. (b) For purposes of this Agreement, “Good Reason Upon Change in Control” means during the period commencing on the Change in Control and ending on the six (6) month anniversary after the Change in Control, without Executive’s prior written consent, (x) a materially adverse change in Executive’s authority, duties, title or offices (including reporting responsibility), from those existing immediately prior to the Change in Control, provided that the Parties agree that it shall not be considered a diminution in Executive’s role or responsibilities if Executive continues serving in a C-suite position; (y) a material diminution in Executive’s Base Salary or Bonus opportunity; and (z) the failure of the Company to obtain the assumption in writing of the Company’s obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company upon a merger, consolidation, sale or similar transaction. (c) For purposes of this Agreement, “Change in Control” means (i) a sale, transfer or disposition of all or substantially all of the Company’s assets other than to (1) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, or (2) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of stock in the Company; or (ii) any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction with or into another corporation, entity or person in which the holders of at least a majority of the shares of voting stock of the Company outstanding immediately prior to such transaction continue to hold (either by such equity interests remaining outstanding in the continuing entity or by their being converted into shares of voting stock of the surviving entity) a majority of the total voting power represented by the voting stock of the Company (or the surviving entity) outstanding immediately after such transaction. Notwithstanding anything stated herein, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s formation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction. For clarity, the term Change in Control as defined herein shall not include a stock sale transaction by the Company primarily for financing purposes. DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

7 9498/12/9025418.v3 C. Compensation upon Termination. (i) Accrued Obligations. Upon termination of Executive’s employment for any reason, the Company shall pay Executive (i) any unpaid Base Salary accrued through the date of termination, (ii) any amounts due to Executive under the terms of the Benefit Plans, and (iii) any unreimbursed expenses properly incurred prior to the date of termination (the “Accrued Obligations”). The Accrued Obligations shall be payable in a lump sum within the time period required by applicable law, and in no event later than thirty (30) days following the Executive’s employment termination date. In the event of termination of Executive’s employment under Article III, Section B(i)-B(iii), the Company shall have no further liability or obligation to Executive under this Agreement other than the Accrued Obligations and Executive shall not be eligible for any additional pay, compensation, severance or benefits (other than COBRA coverage at Executive’s expense). (ii) Termination Without Cause or for Good Reason. In the event Executive’s employment is terminated by the Company without Cause (including upon a Change in Control) or by Executive for Good Reason or for Good Reason Upon Change in Control at any time, in addition to the Accrued Obligations, Executive shall receive, subject to the execution and timely return by Executive of a release of claims in the form to be delivered by the Company, which release shall, by its terms, be irrevocable no later than the sixtieth (60th) day following Executive’s employment termination date, severance pay in an amount equal to Executive’s Base Salary then in effect for six (6) months, less applicable payroll deductions and tax withholdings, payable in accordance with the normal payroll policies of the Company over a six (6) month period, as applicable, with the first such payment being paid to Executive on the Company’s first regular pay date on or after the day following Executive’s employment termination date. ARTICLE IV. BUSINESS PROTECTION AND RESTRICTIVE COVENANTS A. Confidentiality. (i) Confidential Information. During Executive’s employment with the Company, the Company shall grant Executive otherwise prohibited access to its trade secrets and confidential information which is not known to the Company’s competitors or within the Company’s industry generally, which was developed by the Company over a long period of time and/or at its substantial expense, and which is of great competitive value to the Company, and access to the Company’s customers and clients. For purposes of this Article IV, the “Company” shall also include its parents, subsidiaries and affiliates. For purposes of this Agreement, “Confidential Information” includes any trade secrets or confidential or proprietary information of the Company, including, but not limited to, the following: methods of operation, products, inventions, services, processes, equipment, know-how, technology, technical data, policies, strategies, designs, formulas, developmental or experimental work, improvements, discoveries, research, plans for research or future products and services, DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

8 9498/12/9025418.v3 corporate transactions, database schemas or tables, software, development tools or techniques, training procedures, training techniques, training manuals, business information, marketing and sales methods, plans and strategies, competitors, markets, market surveys, techniques, production processes, infrastructure, business plans, distribution and installation plans, processes and strategies, methodologies, budgets, financial data and information, customer and client information, prices and costs, fees, customer and client lists and profiles, employee, customer and client nonpublic personal information, supplier lists, business records, product construction, product specifications, audit processes, pricing strategies, business strategies, marketing and promotional practices, management methods and information, plans, reports, recommendations and conclusions, information regarding the skills and compensation of employees and contractors of the Company, and other business information disclosed to Executive by the Company, either directly or indirectly, in writing, orally, or by drawings or observation. “Confidential Information” does not include, and there shall be no obligation hereunder with respect to, information that (a) is generally available to the public on the date of this Agreement or (b) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder. (ii) No Unauthorized Use or Disclosure. Executive acknowledges and agrees that Confidential Information is proprietary to, and a trade secret of, the Company and, as such, is a special and unique asset of the Company, and that any disclosure or unauthorized use of any Confidential Information by Executive will cause irreparable harm and loss to the Company. Executive understands and acknowledges that each and every component of the Confidential Information (a) has been developed by the Company at significant effort and expense and is sufficiently secret to derive economic value from not being generally known to other parties, and (b) constitutes a protectable business interest of the Company. Executive acknowledges and agrees that the Company owns the Confidential Information. Executive agrees not to dispute, contest, or deny any such ownership rights either during or after Executive’s employment with the Company. Executive agrees to preserve and protect the confidentiality of all Confidential Information. Executive agrees that Executive shall not during the period of Executive’s employment with the Company and thereafter, directly or indirectly, disclose to any unauthorized person or use for Executive’s own account any Confidential Information without the Company’s consent. Throughout Executive’s employment with the Company and thereafter: (a) Executive shall hold all Confidential Information in the strictest confidence, take all reasonable precautions to prevent its inadvertent disclosure to any unauthorized person, and follow all Company policies protecting the Confidential Information; and (b) Executive shall not, directly or indirectly, utilize, disclose or make available to any other person or entity, any of the Confidential Information, other than in the proper performance of Executive’s duties. (iii) Return of Property and Information. Upon the termination of Executive’s employment for any reason, Executive shall immediately return and deliver to the Company any and all Confidential Information, software, devices, cell phones, personal data assistants, credit cards, data, reports, proposals, lists, correspondence, materials, equipment, computers, hard drives, papers, books, records, documents, memoranda, manuals, e-mail, electronic or magnetic recordings or data, including all copies thereof, which belong to the Company or relate to the Company’s business and which are in Executive’s possession, custody or control, whether prepared by Executive or others. If at any time after termination DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

9 9498/12/9025418.v3 of Executive’s employment Executive determines that Executive has any Confidential Information in Executive’s possession or control, Executive shall immediately return to the Company all such Confidential Information in Executive’s possession or control, including all copies and portions thereof. B. Proprietary Rights. (i) Work Product. Executive acknowledges and agrees that all right, title, and interest in and to all writings, works of authorship, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived, or reduced to practice by Executive individually or jointly with others during the Term and relate in any way to the business or contemplated business, products, activities, research, or development of the Company or result from any work performed by Executive for the Company (in each case, regardless of when or where prepared or whose equipment or other resources is used in preparing the same), all rights and claims related to the foregoing, and all printed, physical and electronic copies, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to US and foreign (a) patents, patent disclosures and inventions (whether patentable or not), (b) trademarks, service marks, trade dress, trade names, logos, corporate names, and domain names, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (c) copyrights and copyrightable works (including computer programs), and rights in data and databases, (d) trade secrets, know- how, and other confidential information, and (e) all other intellectual property rights, in each case whether registered or unregistered and including all registrations and applications for, and renewals and extensions of, such rights, all improvements thereto and all similar or equivalent rights or forms of protection in any part of the world (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company. For purposes of this Agreement, Work Product includes, but is not limited to, Company developments, product plans, product designs, styles, models, inventions, and unpublished patent applications. (ii) Work Made for Hire; Assignment. Executive acknowledges that, by reason of being employed by the Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, Executive hereby irrevocably assigns to the Company, for no additional consideration, Executive’s entire right, title, and interest in and to all Work Product and Intellectual Property Rights therein, including the right to sue, counterclaim, and recover for all past, present, and future infringement, misappropriation, or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title, or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that the Company would have had in the absence of this Agreement. (iii) Further Assurances; Power of Attorney. During and after the Term, Executive DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

10 9498/12/9025418.v3 agrees to reasonably cooperate with the Company to (a) apply for, obtain, perfect, and transfer to the Company the Work Product as well as any and all Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, giving testimony and executing and delivering to the Company any and all applications, oaths, declarations, affidavits, waivers, assignments, and other documents and instruments as shall be requested by the Company. Executive hereby irrevocably grants the Company power of attorney to execute and deliver any such documents on Executive’s behalf in his name and to do all other lawfully permitted acts to transfer the Work Product to the Company and further the transfer, prosecution, issuance, and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if Executive does not promptly cooperate with the Company’s request (without limiting the rights the Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by Executive’s subsequent incapacity. (iv) No License. Executive understands that this Agreement does not, and shall not be construed to, grant Executive any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software, or other tools made available to Executive by the Company. C. Restrictive Covenants. In consideration for (i) the Company’s promise to provide Confidential Information to Executive, (ii) the substantial economic investment made by the Company in the Confidential Information and goodwill of the Company, and/or the business opportunities disclosed or entrusted to Executive, (iii) access to the Company’s customers and clients, and (iv) the Company’s employment of Executive pursuant to this Agreement and the compensation and other benefits provided by the Company to Executive, to protect the Company’s Confidential Information and business goodwill of the Company, Executive agrees to the following restrictive covenants: (i) Non-Solicitation. Executive agrees that during the Executive’s employment during the Term and for a period of six (6) months following Executive’s termination for any reason (the “Restricted Period”), other than in connection with Executive’s duties under this Agreement, Executive has not, and shall not directly or indirectly, either as a principal, manager, agent, employee, consultant, officer, director, stockholder, partner, investor or lender or in any other capacity, and whether personally or through other persons: (a) Solicit business from, attempt to conduct business with, or conduct business with any client, customer, or prospective client or customer of the Company (i) with whom the Company conducts or solicits business during Executive’s employment, and (ii) in the post-termination Restricted Period, with whom the Company conducted or solicited business within the final twelve (12) months prior to Executive’s termination, and who or which: (A) Executive contacted, called on, serviced, did business with, or had contact with during Executive’s employment or that Executive attempted to contact, call on, service, or do business with during Executive’s employment; or (B) that Executive became acquainted with or dealt with or had confidential information about, for any reason, as a result of Executive’s DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

11 9498/12/9025418.v3 employment. This restriction applies only to business that is in the scope of services or products provided by the Company; or (b) Hire, solicit for employment or retention, induce or encourage to leave the employment of the Company, or otherwise cease their employment or other relationship with the Company, on behalf of itself or any other individual or entity, any employee, independent contractor or any former employee or independent contractor of the Company whose employment or contractor relationship ceased less than twelve (12) months earlier. (ii) Non-Disparagement. During Executive’s employment with the Company and any time thereafter, Executive shall not make, publish, or otherwise transmit any false, disparaging or defamatory statements, whether written or oral, regarding the Company and any of its employees, executives, agents, investors, procedures, investments, products, policies, or services. However, nothing in this Article IV, Section C(ii) shall prohibit: (1) Executive from testifying truthfully in response to a subpoena or participating in any governmental proceeding; or (2) Executive from raising internal concerns or by statements Executive makes in good faith in connection with performing Executive’s duties and obligations to the Company. D. No Interference. Notwithstanding any other provision of this Agreement, (i) Executive may disclose Confidential Information when required to do so by a court of competent jurisdiction, by any governmental agency having authority over Executive or the business of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information; and (ii) nothing in this Agreement is intended to interfere with Executive’s right to: (a) report possible violations of state or federal law or regulation to any governmental or law enforcement agency or entity; (b) make other disclosures that are protected under the whistleblower provisions of state or federal law or regulation; (c) file a claim or charge with the Equal Employment Opportunity Commission (“EEOC”), any state or local human rights commission, or any other governmental agency or entity; (d) testify, assist, or participate in an investigation, hearing, or proceeding conducted by the EEOC, any state or local human rights commission, any other governmental or law enforcement agency or entity, or any court; or (e) interfere with Executive’s Section 7 rights under the National Labor Relations Act. For purposes of clarity, in making or initiating any such reports or disclosures or engaging in any of the conduct outlined in subsection (ii) above, Executive may disclose Confidential Information to the extent necessary to such governmental or law enforcement agency or entity or such court, need not seek prior authorization from the Company, and is not required to notify the Company of any such reports, disclosures or conduct. E. Defend Trade Secrets Act. Executive is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Executive files a lawsuit for retaliation against the Company for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to Executive’s attorney and use the trade secret information DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

12 9498/12/9025418.v3 in the court proceeding if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. F. Tolling. If Executive violates any of the restrictions contained in this Article IV, the Restricted Period shall be suspended and shall not run in favor of Executive from the time of the commencement of any violation until the time when Executive cures the violation to the satisfaction of the Company. G. Remedies. Executive acknowledges that the restrictions contained in Article IV of this Agreement, in view of the nature of the Company’s business and Executive’s position with the Company, are reasonable and necessary to protect the Company’s legitimate business interests and that any violation of Article IV of this Agreement would result in irreparable injury to the Company. In the event of a breach or threatened breach by the Executive of Article IV of this Agreement, the Company shall be entitled to a temporary restraining order and injunctive relief restraining Executive from the commission of any breach. Such remedies shall not be deemed the exclusive remedies for a breach or threatened breach of this Article IV but shall be in addition to all remedies available at law or in equity, including the recovery of damages from Executive, Executive’s agents, any future employer of Executive, and any person that conspires or aids and abets Executive in a breach or threatened breach of this Agreement. H. Reasonableness/Voluntariness. The Executive hereby represents to the Company that Executive has read and understands, and agrees to be bound by, the terms of this Article IV. Executive acknowledges that the scope and duration of the covenants contained in this Article IV are fair and reasonable in light of (i) the nature and wide geographic scope of the operations of the Company’s business; (ii) Executive’s level of control over and contact with the Company’s business; and (iii) the amount of compensation, trade secrets and Confidential Information that Executive is receiving in connection with Executive’s employment by the Company. The Executive has been advised to consult with counsel regarding and provided at least fourteen (14) days to consider this Agreement and the restrictive covenants contained herein (“Consideration Period”). If Executive executes this Agreement prior to the expiration of the Consideration Period, Executive agrees to voluntary waive the remainder of the Consideration Period without impacting the enforceability of such provisions. I. Reformation. If any of the aforesaid restrictions are found by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the Parties intend for the restrictions herein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced. By agreeing to this contractual modification prospectively at this time, the Company and Executive intend to make this provision enforceable under the law or laws of all applicable jurisdictions so that the entire agreement not to compete and this Agreement as prospectively modified shall remain in full force and effect and shall not be rendered void or illegal. J. No Previous Restrictive Agreements. Executive represents that, except as disclosed to the Company, including the provisions of any agreement to which Executive is subject describing any such restrictions, Executive is not bound by the terms of any agreement with any previous employer or other party that would prohibit Executive from performing Executive’s duties with the Company, including with respect to confidentiality, non-competition and non-solicitation. DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

13 9498/12/9025418.v3 Executive further represents that Executive’s performance of all the terms of this Agreement and Executive’s work duties for the Company do not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Executive in confidence or in trust prior to Executive’s employment with the Company. Executive shall not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others. ARTICLE V. MISCELLANEOUS PROVISIONS A. Governing Law. The Parties agree that this Agreement shall be governed by and construed under the laws of the State of Florida. In the event of any dispute regarding this Agreement, the Parties hereby irrevocably agree to submit to the exclusive jurisdiction of the federal and state courts situated in Tampa, Florida, and Executive agrees that Executive shall not challenge personal or subject matter jurisdiction in such courts. The Parties also hereby waive any right to trial by jury in connection with any litigation or disputes under or in connection with this Agreement. B. Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way or manner be construed as a part of this Agreement. C. Severability. In the event that any court of competent jurisdiction holds any provision in this Agreement to be invalid, illegal or unenforceable in any respect, the remaining provisions shall not be affected or invalidated and shall remain in full force and effect. D. Reformation. In the event any court of competent jurisdiction holds any restriction in this Agreement to be unreasonable and/or unenforceable as written, the court may reform this Agreement to make it enforceable, and this Agreement shall remain in full force and effect as reformed by the court. E. Entire Agreement. This Agreement constitutes the entire agreement between the Parties, and fully supersedes any and all prior agreements, understanding or representations between the Parties pertaining to or concerning the subject matter of this Agreement, including, without limitation, Executive’s employment with the Company. No oral statements or prior written material not specifically incorporated in this Agreement shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized, unless incorporated in this Agreement by written amendment, such amendment to become effective on the date stipulated in it. Any amendment to this Agreement must be signed by all parties to this Agreement. Executive acknowledges and represents that in executing this Agreement, Executive did not rely, and has not relied, on any communications, promises, statements, inducements, or representation(s), oral or written, by the Company, except as expressly contained in this Agreement. The Parties represent that they relied on their own judgment in entering into this Agreement. F. Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches. The failure of either of the Parties to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

14 9498/12/9025418.v3 a waiver of future performance of any such term, covenant or condition but the obligations of either of the Parties with respect thereto shall continue in full force and effect. The breach by one of the Parties to this Agreement shall not preclude equitable relief or the obligations of the other. G. Modification. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof. H. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns. Executive may not assign this Agreement to a third party. The Company may assign its rights, together with its obligations hereunder, to any affiliate and/or subsidiary of the Company or any successor thereto or any purchaser of substantially all of the assets of the Company. I. Code Section 409A. (i) To the extent (a) any payments to which Executive becomes entitled under this Agreement, or any agreement or plan referenced herein, in connection with Executive’s termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code; (b) Executive is deemed at the time of his separation from service to be a “specified employee” under Section 409A of the Code; and (c) at the time of Executive’s separation from service the Company is publicly traded (as defined in Section 409A of Code), then such payments (other than any payments permitted by Section 409A of the Code to be paid within six (6) months of Executive’s separation from service) shall not be made until the earlier of (x) the first day of the seventh month following Executive’s separation from service or (y) the date of Executive’s death following such separation from service. Upon the expiration of the applicable deferral period described in the immediately preceding sentence, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this Article V, Section I shall be paid to Executive in one lump sum, plus interest thereon at the Delayed Payment Interest Rate computed from the date on which each such delayed payment otherwise would have been made to Executive until the date of payment. For purposes of the foregoing, the “Delayed Payment Interest Rate” shall mean the national average annual rate of interest payable on jumbo six (6) month bank certificates of deposit, as quoted in the business section of the most recently published Sunday edition of The New York Times preceding Executive’s separation from service. (ii) To the extent any benefits provided under Article II, Sections B or F or Article III, Section C(ii) above are otherwise taxable to Executive, such benefits shall, for purposes of Section 409A of the Code, be provided as separate in-kind payments of those benefits, and the provision of in-kind benefits during one calendar year shall not affect the in-kind benefits to be provided in any other calendar year. (iii) In the case of any amounts payable to Executive under this Agreement, or under any plan of the Company, that may be treated as payable in the form of “a series of DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

15 9498/12/9025418.v3 installment payments,” as defined in Treas. Reg. §1.409A-2(b)(2)(iii), Executive’s right to receive such payments shall be treated as a right to receive a series of separate payments for purposes of Treas. Reg. §1.409A-2(b)(2)(iii). (iv) It is intended that this Agreement comply with or be exempt from the provisions of Section 409A of the Code and the Treasury Regulations and guidance of general applicability issued thereunder, and in furtherance of this intent, this Agreement shall be interpreted, operated, and administered in a manner consistent with such intent. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C

16 9498/12/9025418.v3 IN WITNESS WHEREOF, the Company and Executive have caused this Agreement to be executed on the date first set forth above, to be effective as of that date. Company: Executive: BETTER CHOICE COMPANY INC. CAROLINA MARTINEZ By: __________________________ _______________________ Name: Kent Cunnigham Title: Chief Executive Officer DocuSign Envelope ID: 58B9BDEA-D1E6-4CE2-8208-3458FBF9C11C